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                                                                    Exhibit 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the reference to our firm under the captions "Selected Financial Data" and "Experts" and to the use of our report dated August 15, 1995, except for Note 6 as to which the date is October 5, 1995 in Post-Effective Amendment No. 2 to the Registration Statement (Form SB-2 No. 33-71894), and related Prospectus of Cortex Pharmaceuticals, Inc. for the registration of shares of common stock.



                                                  /s/ Ernst & Young LLP

                                                  ERNST & YOUNG LLP


San Diego, California
November 8, 1995